Exhibit 99.1
TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Background

References to the “Partnership,” “TLLP,” “we,” “us” and “our” mean Tesoro Logistics LP and its consolidated subsidiaries, unless the context otherwise requires. References to “Tesoro” refer collectively to Tesoro Corporation and any of its subsidiaries other than Tesoro Logistics LP, its subsidiaries and Tesoro Logistics GP, LLC (“General Partner”), its general partner.

The following unaudited pro forma condensed combined consolidated financial information of the Partnership reflects adjustments to the historical statement of combined consolidated operations (the “Statement of Operations”) of the Partnership to give effect to (i) the acquisition of Chevron Pipe Line Company’s and Northwest Terminalling Company’s (collectively, “Chevron”) assets, hereafter referred to as the “Northwest Products System Acquisition” of the “Northwest Products System” and (ii) the issuance of 9,775,000 common units and 199,490 general partner units issued in January 2013 to fund the Northwest Products System Acquisition (the “January Offering”). The pro forma adjustments have been prepared as if the transactions described above had taken place as of January 1, 2013.

Historical financial information for the Northwest Products System Acquisition is based on the statement of revenues and direct operating expenses of the Northwest Products System and was prepared from the historical accounting records of Chevron through June 19, 2013, the date of the Northwest Products System Acquisition. The Northwest Products System represents a portion of the operations of both Chevron Pipe Line Company and Northwest Terminalling Company and therefore, is not a stand-alone legal entity. Accordingly, historical financial statements in accordance with U.S. GAAP have not previously been prepared, nor is it practicable to prepare separate, historical financial statements for the Northwest Products System. The statement of revenues and direct operating expenses vary from a complete income statement prepared in accordance with U.S. GAAP because they exclude indirect expenses, such as certain general and administrative expenses, interest expense, depreciation and amortization, income taxes and the allocation of corporate overhead costs. Therefore, the results set forth in the statement of revenues and direct operating expenses may not be representative of future operations.

The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our results of operations had the Northwest Products System Acquisition or the January Offering actually occurred on the dates assumed, nor is such unaudited pro forma condensed combined consolidated financial information necessarily indicative of the operating results to be expected for any future period.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed combined consolidated financial information provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined consolidated financial information. The unaudited pro forma condensed combined consolidated financial information and related notes thereto should be read in conjunction with our audited combined consolidated financial statements and related notes thereto for the year ended December 31, 2013, included in our annual report on Form 10-K and the historical combined statements of revenues and direct operating expenses for the Northwest Products System included in our current report on Form 8-K/A filed with the Securities and Exchange Commission on August 8, 2013.

Northwest Products System Acquisition

On June 19, 2013, the Partnership acquired the Northwest Products System consisting of a regulated common carrier products pipeline running from Salt Lake City, Utah to Spokane, Washington and a jet fuel pipeline to the Salt Lake City International Airport (the “Northwest Products Pipeline”). The Northwest Products System also includes three refined products terminals in Boise and Pocatello, Idaho and Pasco, Washington.

In accordance with the amended asset sale and purchase agreements, for a period of two years, Chevron retained financial and operational responsibility to remediate the site of the release of diesel fuel that occurred at the Northwest Products System near Willard, Utah on March 18, 2013 (the “Diesel Pipeline Release”) in addition to paying any monetary fines and penalties assessed by any government authority arising from this incident.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED CONSOLIDATED OPERATIONS
Year Ended December 31, 2013

	Tesoro Logistics LP	Historical Northwest Products System	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$265,057	$5,895	$(368)	(a)	$270,584
Third-party	40,419	15,844	368	(a)	56,631
Total Revenues	305,476	21,739	—		327,215
COSTS AND EXPENSES
Operating and maintenance expenses	150,071	30,371	(22,000)	(b)	158,442
General and administrative expenses	31,260	—	—		31,260
Depreciation and amortization expenses	43,251	—	8,528	(c)	51,779
Loss on asset disposals and impairments	177	—	—		177
Total Costs and Expenses	224,759	30,371	(13,472)		241,658
OPERATING INCOME (LOSS)	80,717	(8,632)	13,472		85,557
Interest and financing costs	(39,582)	—	—		(39,582)
Interest income	502	—	—		502
NET INCOME (LOSS)	41,637	(8,632)	13,472		46,477
Loss attributable to Predecessors	38,017	—	—		38,017
Net income (loss) attributable to partners	79,654	(8,632)	13,472		84,494
General partner’s interest in net income, including incentive distribution rights	(12,153)	—	(94)	(d)	(12,247)
Limited partners’ interest in net income (loss)	$67,501	$(8,632)	$13,378		$72,247

Net income per limited partner unit:
Common - basic	$1.48				$1.56
Common - diluted	$1.47				$1.56
Subordinated - basic and diluted	$1.35				$1.46

Weighted average limited partner units outstanding:
Common units - basic	31,545,935	—	348,151	(e)	31,894,086
Common units - diluted	31,618,434	—	348,151	(e)	31,966,585
Subordinated - basic and diluted	15,254,890	—	—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

NOTE A. Pro Forma Adjustments and Assumptions

(a)
Reflects the adjustment to the Northwest Products System historical financial statements to properly classify revenue from transactions with Chevron affiliates as third-party revenue and revenue from transactions with Tesoro as affiliate through the date of the Northwest Products System Acquisition on June 19, 2013. The revenue from transactions with Chevron affiliates and Tesoro are presented below (in thousands):

Year Ended December 31, 2013
Chevron affiliate revenue	$5,895
Tesoro revenue	5,527
Net adjustment	$(368)

(b)
Reflects $22.0 million in environmental remediation expenses recorded by Chevron prior to the Partnership’s acquisition of the Northwest Products System on June 19, 2013, which represents Chevron’s estimate of the expected costs to remediate the effects of the Diesel Pipeline Release. Chevron has indemnified the Partnership for these remediation costs for a period of two years.

(c)
Reflects the adjustment to depreciation expense for the Northwest Products System based upon the estimated value allocated to the acquired property, plant and equipment through the date of the Northwest Products System Acquisition on June 19, 2013. The depreciation expense is calculated using estimated depreciable lives of 16-22 years and the straight-line depreciation method.

(d)	Reflects the incremental general partner's interest in net income as a result of the Northwest Products System Acquisition.

(e)	Reflects the impact of the common units issued in the January Offering.

NOTE B. Pro Forma Net Income per Unit

We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. Our participating securities consist of common units, subordinated units, general partner units and incentive distribution rights. Net income attributable to the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. We base our calculation of net income per unit, including the allocation of distributions less than (greater than) earnings, on the weighted-average number of common and subordinated limited partner units outstanding during the period. Distributions less than (greater than) earnings are allocated to the general partner and limited partners based on their respective ownership interests. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income per unit. The pro forma basic weighted-average number of units outstanding equals the historical weighted average number of units outstanding for each of the periods presented, plus the number of incremental common units as a result of the January Offering.

Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested service and performance phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same, as there are no potentially dilutive subordinated units outstanding.

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